UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-2111

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

A copy of the news release dated November 15, 2016 announcing dramatic price cuts on all ViPovaTM tea products, just in time for the busiest shopping season of the year is attached as Exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 8.01        Other Events

On November 15, 2016, Lexaria announced price cuts on all ViPovaTM tea products, just in time for the busiest shopping season of the year.

Effective immediately, all ViPovaTM black and herbal teas have new lower retail prices of just US$15.99 for a box of 16 teabags, always fortified with full spectrum hemp oil that utilizes Lexaria’s patented absorption and taste enhancing technology. Previously, 16 teabags were priced at US$48, making this a price reduction of 73%.

Lexaria is committed to always placing its customers first, and to share efficiencies. These price cuts are a reflection of two trends: First, wholesale bulk prices of commercial quantities of full spectrum hemp oil have declined significantly in the past year, and Lexaria is passing those savings on to its customers. Second, Lexaria’s manufacturing and formulation efficiencies have advanced, resulting in lower costs of production.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated November 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: November 18, 2016